As filed with the Securities and Exchange Commission on March 17, 2021

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Davis Fundamental ETF Trust

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See List Below

(I.R.S. Employer Identification Number)

2949 E. Elvira Road, Suite 101
Tucson, Arizona 85756
(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered

Davis Select U.S. Equity ETF	Cboe BZX Exchange, Inc.
Davis Select Financial ETF	Cboe BZX Exchange, Inc.
Davis Select International ETF	Cboe BZX Exchange, Inc.
Davis Select Worldwide ETF	Cboe BZX Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.	[X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

Securities Act Registration file number to which this form relates: 333-213073

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1.  Description of Registrant’s Securities to be Registered.

Reference is made to Post-Effective Amendment No. 11 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-213073 and 811-23181), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0001398344-21-004599) on February 25, 2021, which is incorporated herein by reference.

The Trust currently consists of 4 separate series. This filing relates to each series and IRS Employer Identification Number for each series is as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number

Davis Select U.S. Equity ETF Davis Select Financial ETF Davis Select International ETF Davis Select Worldwide	81-2893936 81-2899400 82-3870333 81-3315548

Item 2.  Exhibits

A.
Registrant’s Certificate of Trust dated June 24, 2016 is incorporated herein by reference to Exhibit (a) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333-213073; 811-23181), as filed with the SEC via EDGAR on August 11, 2016 (Accession Number: 0001670310-16-000007).

B.
Registrant’s Amended and Restated Declaration of Trust dated June 24, 2016, is incorporated herein by reference to Exhibit (a) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-213073; 811-23181), as filed with the SEC via EDGAR on August 11, 2016 (Accession No. 0001670310-16-000007).

C.
Registrant’s Amended and Restated By-Laws dated March 17, 2016 are incorporated herein by reference to Exhibit (b) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-213073; 811-23181), as filed with the SEC via EDGAR on August 11, 2016 (Accession No. 0001670310-16-000007).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Davis Fundamental ETF Trust

March 17, 2021

/s/ Ryan Charles
Ryan Charles Vice President and Secretary